   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1997

                                          REGISTRATION STATEMENT NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        ADVANTA AUTO FINANCE CORPORATION
                    (SPONSOR OF THE TRUSTS DESCRIBED HEREIN)

   Nevada               300 WELSH ROAD, SUITE 400                23-2826077
(Jurisdiction)         HORSHAM, PENNSYLVANIA 19044            (I.R.S. Employer
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)     Identification No.)

                                KEVIN SHIPE, ESQ.
                        ADVANTA AUTO FINANCE CORPORATION
                           300 WELSH ROAD, SUITE 400
                          HORSHAM, PENNSYLVANIA 19044
                                 215-444-4663
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              CHRIS DIANGELO, ESQ.
                                DEWEY BALLANTINE
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

      If this Form is filed to register additional securites for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

      If this Form is filed as a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                          PROPOSED        PROPOSED
                                          AMOUNT          MAXIMUM         MAXIMUM           AMOUNT OF
                                          TO BE           AGGREGATE PRICE AGGREGATE         REGISTRATION
TITLE OF SECURITIES BEING REGISTERED      REGISTERED      PER UNIT(1)     OFFERING PRICE(1) FEE
--------------------------------------------------------------------------------------------------------
Auto Receivables Asset Backed Securities  $1,000,000      100%          $1,000,000         $303.03
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

                           --------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                                  TO FORM S-3

ITEM AND CAPTION IN FORM S-3                       CAPTION OR LOCATION IN PROSPECTUS
----------------------------                       ---------------------------------
 1. Forepart of the Registration Statement
      and Outside Front Cover Page of              Forepart of Registration Statement;
      Prospectus .................................  Outside Front Cover Page**

 2. Inside Front and Outside Back Cover Page of    Inside Front Cover Page**; Outside
      Prospectus .................................  Back Cover Page**


 3. Summary Information, Risk Factors and Ratio    Summary of Prospectus**; Special
      of Earnings to Fixed Charges ...............  Considerations**;*

 4. Use of Proceeds .............................. Use of Proceeds

 5. Determination of Offering Price ..............  *

 6. Dilution .....................................  *

 7. Selling Security Holders .....................  *

 8. Plan of Distribution ......................... Methods of Distribution**

                                                   Outside Front Cover Page**;
                                                    Summary of Prospectus**;
                                                    Description of the Securities**;
                                                    Certain Federal Income Tax
 9. Description of Securities to be Registered ...  Consequences**

10. Interests of Named Experts and Counsel .......  *

11. Material Changes .............................  *


                                                   Inside Front Cover Page**;
12. Incorporation of Certain Information by         Incorporation of Certain
      Reference ..................................  Documents by Reference

13. Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities ................................ See page II-3

----------
*  Not applicable or answer is negative.
** To be completed from time to time by Prospectus Supplement.

PROSPECTUS
--------------------------------------------------------------------------------
            Auto Receivables Backed Securities Issuable in Series

                       ADVANTA AUTO FINANCE CORPORATION

      This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Company, a Transferor (as hereinafter defined), or by a trust to be formed by the Company for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Company, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

      Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (the "Trust Property") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Property (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). The Trust Property may also include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Property or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements -- Credit and Cash Flow Enhancement." The Receivables in the Trust Property for a series will have been originated by the Company on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

      Each series of Securities may include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

      PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF THE COMPANY, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, ANY TRANSFEROR, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS" PAGE 15.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

            Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

            Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

--------------------------------------------------------------------------------

               The date of this Prospectus is __________, 1997.

                             PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Property; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Property may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents subsequently filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus

Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

      So long as the Securities are in book-entry form, monthly and annual reports concerning the Securities and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Pooling and Servicing Agreement. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. The Company has determined that the financial statements of no entity other than the Security Insurer are material to the offering made hereby. The Trust will be formed to own the Receivables, hold and administer the Pre-Funding Account, to issue the Securities and to acquire the Subsequent Receivables, if available. The Trust will have no assets or obligations prior to issuance of the Securities and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in the related Prospectus Supplement. The audited financial statements of the Certificate Insurer are set forth in Appendix A to the related Prospectus Supplement, and the unaudited interim financial statements of the Certificate Insurer are set forth in Appendix B to the related Prospectus Supplement. The Company intends to discontinue filing periodic reports at the beginning of the company's next fiscal year, to the extent permitted by Section 15(d) of the Exchange Act.

                               SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer..................    With respect to each series of Securities, either
                            the Company, a special-purpose finance subsidiary of the Company which may be organized and established by the Company with respect to the Trust Property
                            (each such special-purpose finance subsidiary, a "Transferor") or a trust (each, a "Trust") to be formed by the Company. For purposes of this Prospectus, the term "Company" includes the term
                            "Transferor". The Company, a Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The Issuers."

Company.................    Advanta Auto Finance Corporation ("Advanta" or, the
                            "Company"), a Nevada corporation. The Receivables will be either (i) originated by various dealers, which may or may not be affiliated with one or more manufacturers of vehicles ("Dealers", and together with such manufacturers, "Vendors") or (ii) acquired by the Company from other originators or owners of Receivables. The Company's principal executive offices are located at 300 Welsh Road, Suite 400,
                            Horsham, Pennsylvania 19044, and its telephone number is (215) 283-4200. See "The Company and the
                            Servicer."

Servicer................    Advanta Auto Finance Corporation ("Advanta" or, in
                            its capacity as the servicer, the "Servicer"). See
                            "Advanta's Automobile Financing Program - Servicing and Collections."

Trustee.................    The Trustee for each series of Securities will be
                            specified in the related Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940.


The Securities .........    Each Class of Securities of any series will either
                            evidence beneficial ownership in a segregated pool of assets (the "Trust Property") (such Securities,
                            "Certificates") or will represent indebtedness of the Issuer secured by the Trust Property (such
                            Securities, "Notes"), as described herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). The Trust Property also may include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" and together with the Contracts, the "Receivables").

                            The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles is subject to federal or state registration or titling requirements. No Trust Property will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

                            If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Property or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Company will originate Receivables or acquire Receivables from one or more originators on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.


                            With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Company and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                            With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Trust Property and securing the debt issued by the related Issuer.

                            The Receivables comprising the Trust Property will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                            In the case of the Trust Property of any class of Securities, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to Trust Property means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                          Securities Will Be Non-Recourse.

                            The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations"), of the Company, the related Servicer or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Issuer only and do not represent interests in or obligations of the Company, the related Servicer or any of their respective affiliates other than the related Issuer. In the case of Securities that represent beneficial ownership interest in the related Issuer, such Securities will represent the beneficial ownership interests in such Issuer and the sole source of payment will be the assets of such Issuer. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Property. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                          General Nature of the Securities as Investments.

                            All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                            Additionally, except to the extent provided in the related Prospectus Supplement, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                            Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.


                            A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                            If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                            In addition, certain Classes of Senior (or
                            Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                          General Payment Terms of Securities.

                            As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                            The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the tenth, twelfth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, twelfth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, twelfth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                            Each Trust Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting Trust Property during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                            In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including

                            Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                            Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of
                            (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                            As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, the related Servicer, any Trustee, or any of their affiliates.

No Investment Companies...  Neither the Company nor any Trust will register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Residual Interest...    With respect to each Trust, the "Residual Interest"
                            at any time represents the rights to the related
                            Trust Property in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Residual Interest in any Trust Property will fluctuate as the aggregate Pool
                            Balance (as hereinafter defined) of such Trust Fund changes from time to time. A portion of the Residual
                            Interest in any Trust may be sold separately in one or more public or private transactions.

Master Trusts; Issuance of
Additional Series ......    As may be described in the related Prospectus
                            Supplement, the Company may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time.
                            Under each Trust Agreement relating to a Master
                            Trust (each, a "Master Trust Agreement"), the

                            Company may determine the terms of any such new series. See "Description of the Securities -- Master Trusts."

                            The Company may cause the related Trustee to offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                            A new series to be issued by a Master Trust which has a series outstanding may, only be issued upon satisfaction of the conditions described herein under "Description of the Securities -- Master Trusts". Securities secured by Receivables held by a Master Trust shall be entitled to moneys received relating to such Receivables on a pari passu basis with other Securities issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization..   As described in the related Trust Agreement and the
                            related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Property only.

                            However, as may be described in the related
                            Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Trust Property..........    As specified in the related Prospectus Supplement,
                            the Trust Property will consist of the related
                            Contracts, and may include a security interest in the related Vehicles. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to Trust Property or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Contracts are obligations for the purchase of the Vehicles, or evidence borrowings used to acquire the Vehicles. As specified in the related Prospectus Supplement, the

                            Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis.

                            Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the Company provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Property.

                            "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                            If an Obligor elects to prepay a Rule of 78s
                            Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contracts because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.

                            The related Prospectus Supplement will further describe the type and characteristics of the Contracts included in the Trust Property relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                            The Receivables comprising the Trust Property will be originated by the Company; such Receivables will have theretofore been either (i) originated by Vendors and acquired by the Company or (ii) acquired by the Company from other originators or owners of Receivables.

                            The Company will either transfer Receivables to a Trust pursuant to a Pooling Agreement or pledge the Company's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The obligations of the Company, the Servicer, the related Trustee and the related Indenture Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                            In addition, if so specified in the related
                            Prospectus Supplement, the Trust Property will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables (as hereinafter defined) from time to time during the "Pre-Funding Period"

                            specified in the related Prospectus Supplement. The Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Additional Receivables. Any amount remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the related Securityholders, pro rata, on the Payment Date immediately following the end of the Pre-Funding Period.

                            If and to the extent provided in the related
                            Prospectus Supplement, the Company will be obligated (subject only to the availability thereof) to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.

Registration of
Securities .............    Securities may be represented by global securities
                            registered in the name of Cede & Co. ("Cede"), as
                            nominee of The Depository Trust Company ("DTC"), or
                            another nominee. In such case, Securityholders will
                            not be entitled to receive definitive securities
                            representing such Securityholders' interests, except
                            in certain circumstances described in the related
                            Prospectus Supplement. See "Description of the
                            Securities -- Book Entry Registration" herein.
Credit and Cash Flow
Enhancement ............   If and to the extent specified in the related
                           Prospectus Supplement, credit enhancement with respect to Trust Property or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related
                           Prospectus Supplement

                            (a "Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement."

Repurchase Obligations and
the Receivables Acquisition
Agreement...............    As more fully described in the related Prospectus

                            Supplement, the Company will be obligated to acquire from the related Trust Property any Receivable which was transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related Prospectus Supplement, the Company may from time to time reacquire certain Receivables of the Trust Property, subject to specified conditions set forth in the related Trust Agreement.

Servicer's Compensation..   The Servicer shall be entitled to receive a fee for
                            servicing the Trust Property equal to a specified percentage of the value of such Trust Property, as set forth in the related Prospectus Supplement. See
                            "Description of the Trust Agreements -- Servicing
                            Compensation" herein and in the related Prospectus
                            Supplement.

Certain Legal Aspects
of the Contracts........    With respect to the transfer of the Contracts to the
                            related Trust pursuant to a Pooling Agreement or the pledge of the related Issuer's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Company will warrant, in each case, that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each Prospectus
                            Supplement will specify what actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Company may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related
                            Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Company with respect to the Vehicles.

                            Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Prospectus Supplement will specify whether the Company, the Servicer or the Trustee, in light of the administrative burden and expense, will amend any certificate of title to identify the Company or the Trustee as the new secured party on the certificates of title relating to the Vehicles. See "Certain Legal Aspects of the Receivables."

                            Each Prospectus Supplement will specify if the Company has filed or will be required to file UCC (as herein defined) financing statements identifying the Vehicles as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Vehicles will not be perfected in favor of the related Trust or Trustee. See "Certain Legal Aspects of the Receivables."

Optional Termination....    The Servicer, the Company, or, if specified in the
                            related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "Description of The Trust Agreement --
                            Termination" and in the related Prospectus
                            Supplement.

Mandatory Termination...    The Trustee, the Servicer or certain other entities
                            specified in the related Prospectus Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the Trust
                            Property or otherwise, under other circumstances and in the manner specified in "Description of The Trust
                            Agreement -- Termination" and in the related
                            Prospectus Supplement.

Tax Considerations......    Securities of each series offered hereby will, for
                            federal income tax purposes, constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor
                            Trust Securities"), (ii) debt issued by a Trust or by the Company ("Debt Securities") or (iii) interests in a Trust which is treated as a partnership ("Partnership Interests").


                            The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                            Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations....    The Prospectus Supplement for each series of
                            Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA
                            Considerations" in the related Prospectus
                            Supplement.

Ratings.................    Each Class of Securities offered pursuant to this
                            Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities
                            Exchange Act of 1934, as amended (the "Exchange
                            Act"), and commonly referred to as "Rating
                            Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                            The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                 RISK FACTORS

      Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

      Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

      Ownership of Contracts. In connection with the issuance of any series of Securities, the Company will originate Contracts. The Company will warrant in a Trust Agreement (i) if the Company retains title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (ii) if the Company transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Company or the Servicer will retain possession of such Contracts; provided that in case the Company retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Company, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Company, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Company, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Company will be obligated to repurchase any Contract originated by the Company and currently in the related Trust Property if there is a breach of the Company's representations and warranties that materially and adversely affects the interests of the Trust in such Contract and such breach has not been cured.

      Security Interests. The transfer of the Receivables by the Company to the Trustee pursuant to the related Pooling Agreement, Indenture or Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of a VSI Insurance Policy (as hereinafter defined) or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See "Certain Legal Aspects of the Receivables".

      Except to the extent specified in the related Prospectus Supplement, each Contract will include a perfected security interest in the related Vehicle in favor of the Trustee or the Company (and, if perfected in the name of the Company, assigned pursuant to the related Pooling Agreement, Indenture or Trust

Agreement to the Trustee for the benefit of the Securityholders). However, to the extent provided in the related Prospectus Supplement, due to the administrative burden and expense, the certificates of title of the Vehicles securing certain Contracts which reflect the security interest of the Company in such Vehicles may not be endorsed to reflect the Trustee's interest therein or delivered to the Trustee. In the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in such Vehicles. As a result, a third party buyer of a Vehicle for value from an Obligor may extinguish the interest of the Trust in the Vehicle, a subsequent perfected lienholder may obtain a security interest senior in right to that of the Trust, and a trustee in bankruptcy of the Company may be able to assert successfully that the Trust did not have a security interest in the Vehicle. In addition, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Trustee in the Vehicles.

      Restrictions on Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Company or any other person or entity whatsoever. The Company will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

      In the event that the Company or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Contracts (as defined in the related Pooling Agreement), the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

      Insolvency and Bankruptcy Matters. The Company will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Company under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the Trust Property becoming property of the estate of the Company within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the Company of one or more separate, limited-purpose subsidiaries (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the Company in a proceeding under any Insolvency Law.

      With respect to the Trust Property, the Trustee and all Securityholders will covenant that they will not at any time institute against the Company or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      While an originator is the Servicer, cash collections held by such originator may, subject to certain conditions, be commingled and used for the benefit of such originator prior to each Payment Date and, in the event of the bankruptcy of such originator, the Company, a Trust or Trustee may not have a perfected interest in such collections.

      The Company believes that the transfer of the Receivables by the Company to a Finance Subsidiary should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of the Company, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Company to the Finance Subsidiary as a borrowing by the Company from the Finance Subsidiary or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the related Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

      Obligors of the Vehicles may be entitled to assert against the Company, the Issuer, or the Trust, if any, claims and defenses which they have against the Company with respect to the Receivables. The Company will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

      Insurance on Vehicles. Each Receivable generally requires the Company to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Company is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

      In addition, although each Receivable generally gives the Company the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither the Company nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Vehicles included in the Trust Property, as a result of which Securityholders could suffer a loss on their investment.

      Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the Company on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

      Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, the Trust Property will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Property, and will not represent a recourse obligation to other assets of the Company. No Securities of any series will be insured or guaranteed by the Company, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

      Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities -- Master Trusts."

      Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

      Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

      Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."


      Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

      Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Servicer or the Company of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Servicer or the Company of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

      The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust will experience.

      Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

      Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the

"Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.

      Financial Condition of Advanta. The Company is generally not obligated to make any payments in respect of the Securities or the Receivables of a specific Trust. If the Company were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

      In certain circumstances, the Company will be required to acquire Receivables from the related Trust Property with respect to which such representations and warranties have been breached. In the event that the Company is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

      The related Prospectus Supplement will set forth certain information regarding the Company. In addition, the Company is subject to the information requirements of the Exchange Act and, in accordance therewith, file reports and other information with the Commission. For further information regarding the Company reference is made to such reports and other information which are available as described under "Available Information."

                              THE TRUST PROPERTY

      The Trust Property will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables, (vii) the rights of the Company under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held in such Trust Property, unless the related Prospectus Supplement specifies that such earnings may be paid to the Servicer or the Company. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Securities -- Forward Commitments; Pre-Funding." In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust for the benefit of the holders of one ore more classes of Securities.

      The Receivables comprising the Trust Property will, as specifically described in the related Prospectus Supplement, be either (i) originated by the Company, (ii) originated by various manufacturers and acquired by the Company,
(iii) originated by various Dealers and acquired by the Company or (iv) acquired by the Company from originators or owners of Receivables.

      The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles is subject to federal or state registration or titling requirements. No Trust Property will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

      The Receivables included in the Trust Property will be selected from those Receivables held by the Company based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

      With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Company or a Finance Subsidiary will form a Trust by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Company or a Finance Subsidiary and the Trustee or (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

      The Receivables comprising the Trust Property will generally have been originated by the Company or acquired by the Company from Dealers in accordance with the Company's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Property will be described in all material respects in the related Prospectus Supplement.

                                  THE ISSUERS

      With respect to each series of Securities, the Company will either establish a separate Trust that will issue such Securities, or the Company will form a Finance Subsidiary that will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related

Prospectus Supplement, the Finance Subsidiary, if the Finance Subsidiary issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

      Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Company to originate Receivables. The Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and the Company, as may be set forth in the related Prospectus Supplement.

      If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                THE RECEIVABLES

Receivables Pools

      Information with respect to the Receivables in the related Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cut-off Date.

The Contracts

      As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis.

      Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by
(i) payment in full in cash of such amount, (ii) transfer of the vehicle to the Company, provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Property.

      "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

      If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.

Delinquencies, Repossessions, and Net Losses

      Certain information relating to the Company's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in the Company's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Property will be comparable to the Company's prior experience.

Maturity and Prepayment Considerations

      As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Company will be obligated to acquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

      The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

                    ADVANTA'S AUTOMOBILE FINANCING PROGRAM

Overview

      Advanta Auto Finance, a wholly-owned subsidiary of Advanta Corporation, was established as an automotive finance company specializing in non-conforming auto financing. Advanta Auto Finance is engaged in the indirect financing of automotive purchases by consumers who have experienced credit problems, who are attempting to re-establish credit, who may not yet have sufficient credit history or who do not wish to deal with the traditional sources of financing (i.e. banks).


      Advanta Auto Finance offers an array of products to existing originators in order to establish long-term relationships. Advanta Auto Finance purchases the closed, non-conforming auto finance contracts, which are originated by the existing originators and subsequently assigned to Advanta Auto Finance, on a flow and pool/bulk basis.

Underwriting

      Advanta Auto Finance has policies and procedures in place to address the controls needed to analyze prospective credit applicants. Such procedures include verifying and evaluating the credit bureau report as well as other credit information obtained by the existing originator and the applicant.

      Auto finance contracts which are delivered on a flow basis are generally underwritten in accordance with Advanta Auto Finance's established underwriting guidelines. These guidelines are reviewed and revised continuously based upon opportunities and prevailing conditions in the non-conforming auto market, as well as the expected market for the resulting securities.

      The auto finance contract flow underwriting guidelines include the evaluation of residence stability, employment history, credit history, ability to pay, amount of income, debt ratio, credit bureau score and the value of the collateral. As a result, the contracts are underwritten to Advanta Auto Finance's conservative underwriting guidelines which are generally consistent for the auto finance contracts delivered on a flow basis.

      Auto finance contracts which are delivered on a pool/bulk basis may be originated by a variety of existing originators under several different underwriting guidelines. Advanta Auto Finance will generally cause the contracts acquired in a pool/bulk acquisition to be reunderwritten on a sample basis. Such reunderwriting may be performed by Advanta Auto Finance or by a third party acting at the direction of Advanta Auto Finance.

Existing Originators

      Existing originators may include, but are not limited to, brokers, finance companies and banks as well as other sources of non-conforming auto financing.

      Prospective existing originators are subject to extensive reviews by Advanta Auto Finance. The reviews allow Advanta Auto Finance to ascertain whether or not the prospective existing originator meets Advanta Auto Finance's requirements. Specifically, Advanta Auto Finance will analyze the existing originator's financial statements, determine whether they possess adequate net worth and determine whether they conduct business in accordance with Advanta Auto Finance established standards.

      Upon acceptance as an existing originator, during the initial year, Advanta Auto Finance will conduct periodic reviews to ensure compliance with the established performance standards and guidelines. After the initial year, Advanta Auto Finance will perform annual reviews of the existing originator.

                                 POOL FACTORS

      The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

      As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

      Except as provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be used by the Company for the acquisition of the related Receivables, for general corporate purposes, including, but not limited to, the purchase of additional Receivables from Dealers, repayment of indebtedness and general working capital purposes. The Company expects that it will make additional transfers of Receivables to the Trust from time to time, but the timing and amount of any such additional transfers will be dependent upon a number of factors, including the volume of Contracts originated or acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                         THE COMPANY AND THE SERVICER

      Advanta is a wholly-owned subsidiary of Advanta Mortgage Holding Company. Advanta was incorporated in Nevada on October 20, 1995. Advanta purchases and services automobile loans which are originated and assigned to Advanta by automobile dealers. Advanta's executive offices are located at 300 Welsh Road, Suite 400, Horsham, PA 19044; telephone (215) 283-4200.

                                  THE TRUSTEE


      The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

      With respect to each series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement.

                         DESCRIPTION OF THE SECURITIES

General

      The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

      All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

      The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

      Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

      A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

      If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

      In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

      As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

      The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the tenth, twelfth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, twelfth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, twelfth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

      Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

      In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

      Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

      Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

      As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interests in the Trust Property or represent debt secured by the related Trust Property. To the extent that any Trust Property includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Master Trusts

      As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Company may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Residual Interest in the related Master Trust. Under each such Master Trust Agreement, the Company may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such

Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Company, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

      Each Master Trust Agreement provides that the Company may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Company will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Company may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

      Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Company shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Company shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Company shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Company shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related

Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

Indexed Securities

      To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

      If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

      Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

Book-Entry Registration

      As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a

Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

      DTC will advise the Trustee in respect of each series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

      Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

      As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

      Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

      Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

      With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Property setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

            (i) the amount of the distribution with respect to each class of Securities;

            (ii) the amount of such distribution allocable to principal;

            (iii) the amount of such distribution allocable to interest;

            (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

            (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

            (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

            (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

            (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

      Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable. The actual information to be set forth in statements to Securityholders of a series will be described in the related Prospectus Supplement.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

Forward Commitments; Pre-Funding

            A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Certificates are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Sponsor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to the Trust conform to the requirements specified in such Forward Purchase Agreement.

            If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust which elects federal income treatment as REMIC or as a grantor trust, the related Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

            During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating orgnaization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended.

                      DESCRIPTION OF THE TRUST AGREEMENTS

      The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Property will be created and the related Securities in respect of such Trust Property will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Origination of the Receivables by the Company and Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

      On the closing date specified with respect to any given series of Securities (the "Closing Date"), the Company or a Finance Subsidiary will transfer Receivables originated by the Company either to a Trust pursuant to a Pooling Agreement, or will pledge the Company's or the Finance Subsidiary's right, title and interests in and to such Receivables to a Trustee on behalf of the Securityholders pursuant to an Indenture. The Company or a Finance Subsidiary will either transfer the Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Company's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The obligations of the Company or a Finance Subsidiary and the Servicer under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

      As more fully described in the related Prospectus Supplement, the Company will be obligated to acquire from the related Trust Property its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Company of the breach. In addition, if so specified in the related Prospectus Supplement, the Company may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Trust Agreement.

Accounts

      With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

      Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

      For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Company, the Servicer or their respective affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

      The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United

States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

The Servicer

      The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be the Company or an affiliate of the Company and may have other business relationships with the Company or the Company's affiliates. The Servicer with respect to each series will service the Receivables contained in the Trust Fund for such series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

      The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default (as hereinafter defined) by the Servicer under the related Trust Agreement.

Servicing Procedures

      Each Trust Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables which are part of the Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities) may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Vehicle securing the respective Defaulted

Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

      The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.

Payments on Receivables

      With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit into the Collection Account all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within three (3) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for Trust Property may be commingled with funds from other sources.

Servicing Compensation

      As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets of the Trust Property, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing

Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates). Generally, the Servicing Fee will be paid prior to any distribution to the related Securityholders.

      The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

      The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending billing statements to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the

Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

      With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable Trustee to the holders of Certificates (the "Certificateholders") of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

      With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

      The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

      The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

      Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

      Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

      Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults (as hereinafter defined) under the related Trust Agreement.

      Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

      Each Trust Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Agreement.

      Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

      Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under such Trust Agreement.

Servicer Default

      Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


Rights upon Servicer Default

      As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 50% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

Waiver of Past Defaults

      With respect to each Trust, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

Amendment

      As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

Insolvency Event

      As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Property, the related Trust will terminate, and the Receivables of the related Trust Property will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

      Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Termination

      With respect to each Trust, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Property, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Property, as of the end of any Collection

Period immediately preceding a Payment Date, if the Pool Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Property, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

      If and to the extent provided in the related Prospectus Supplement with respect to the Trust Property, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Property will be sold to the highest bidder.

      As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

      The transfer of Receivables by the Company or its Finance Subsidiary to the Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.


Security Interests in the Financed Vehicles

      General

      Retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

      Perfection

      Pursuant to the Trust Agreement, the Company will sell and assign the Receivables it has originated or acquired and its security interests in the Vehicles to the Trustee. Alternatively, the Company may sell and assign the Receivables and its interest in the Vehicles to a Finance Subsidiary which will, in turn, sell and assign such Receivables and related security interests to the Trustee. Each of the related Prospectus Supplements will specify whether, because of the administrative burden and expense, the Company, the Servicer or the Trustee will amend any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each of the related Prospectus Supplements will specify the UCC financing statements to be filed in order to perfect the transfer to the Finance Subsidiary of Receivables and the transfer by the Finance Subsidiary to the Trustee of the Receivables. Further, although the Trustee will not rely on possession of the Receivables as the legal basis for the perfection of its interest therein or in the security interests in the Vehicles, the Servicer, as specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

      A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the Company of its interest in the Receivables to the Trustee under the related Trust Agreement is an effective conveyance of the security interest of the Company in the Receivables, and specifically, the Vehicles, without such re-registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Trustee will succeed to the Company's rights as secured party.

      Although re-registration of a Vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error , the notation of the Company's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In the related Trust Agreement, the Company or its Finance Subsidiary will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the Company failed to obtain a first priority perfected security interest, the Company's security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the Company's or the Finance Subsidiary's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Company or Finance Subsidiary would be required to repurchase the related Receivables from the Trustee unless the breach were cured.

      Continuity of Perfection

      Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party, the secured party would receive notice of surrender from the state of reregistration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

      Priority of Certain Liens Arising by Operation of Law

      Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Company will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the Company's repurchase obligation under the related Trust Agreement.

Repossession

      In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

Notice of Sale; Redemption Rights

      The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

      Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

      The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

      Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

      Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Trust Agreement and may create an obligation of the Company to repurchase such Receivable unless the breach were cured.

      Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

      As specified in the related Prospectus Supplement, the Company (or its Finance Subsidiary, if any) will represent and warrant under the related Trust Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Trust Agreement and would create an obligation of the Company (or its Finance Subsidiary, if any) to repurchase such Receivable unless the breach were cured.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as

amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Receivable (including an Obligor who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support (as specified in each Prospectus Supplement), could result in losses to the Securityholders.


                          CERTAIN TAX CONSIDERATIONS

      The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                             ERISA CONSIDERATIONS

      The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                            METHODS OF DISTRIBUTION

      The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

      The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

            1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

            2. By placements by the Company with institutional investors through dealers;

            3. By direct placements by the Company with institutional investors; and

            4. By competitive bid.

      In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Property in respect of such Securities.

      If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

      In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

      The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

      Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL OPINIONS

      Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

      Certain specified Trust Property will secure each series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities, except for serial issuances by a Master Trust. Accordingly, no financial statements with respect to any Trust Property will be included in this Prospectus or in the related Prospectus Supplement.

      A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                            ADDITIONAL INFORMATION

      This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                INDEX OF TERMS

      Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities...........................................................6
Additional Receivables......................................................10
AFS..........................................................................4
APR......................................................................9, 19
Cede........................................................................10
CEDEL Participants..........................................................27
Certificateholders..........................................................33
Certificates..............................................................1, 4
Class........................................................................1
Closing Date................................................................30
Collection Account..........................................................31
Commission...................................................................2
Commodity Indexed Securities................................................25
Company......................................................................4
Contracts.................................................................1, 4
Cooperative ................................................................28
Credit Enhancement..........................................................16
Credit Enhancer.............................................................16
Currency Indexed Securties..................................................25
Dealers......................................................................4
Debt Securities.............................................................12
Definitive Securities.......................................................28
Depositaries................................................................26
Direct Participants.........................................................16
Distribution Account........................................................31
DTC.........................................................................10
Eligible Deposit Account....................................................31
Eligible Institution........................................................31
Eligible Investments........................................................31
ERISA.......................................................................12
Euroclear Operator..........................................................28
Euroclear Participants......................................................27
Event of Default............................................................28
Exchange Act.............................................................2, 12
Face Amount ................................................................26
Finance Subsidiary..........................................................14
Fixed Income Securities......................................................6
Fixed Value Contracts....................................................9, 19
Forward Purchase Agreement..................................................30
FTC Rule....................................................................41
Funding Period..............................................................30
Grantor Trust Securities....................................................12
Holder-in-Due-Course Rule...................................................41
Indenture....................................................................5
Indenture Trustee............................................................5
Index.......................................................................25
Indexed Commodity...........................................................25

Indexed Currency............................................................25
Indexed Principal Amount....................................................25
Indexed Securities..........................................................25

Indirect Participants...................................................16, 26
Insolvency Event............................................................35
Insolvency Laws.............................................................14
Interest Rate.............................................................2, 6
Investment Company Act.......................................................7
Investment Earnings.........................................................31
Issuer ...............................................................1, 4, 18
Master Trust.................................................................8
Master Trust Agreement.......................................................8
Master Trust New Issuance...................................................24
Noteholders ................................................................33
Notes ....................................................................1, 4
Participants................................................................26
Partnership Interests.......................................................12
Pass-Through Rate............................................................2
Payment Date.................................................................6
Policy ...................................................................1, 5
Pool Balance................................................................22
Pool Factor ................................................................21
Pooling Agreement............................................................5
Pre-Funding Account.........................................................10
Pre-Funding Period..........................................................10
Prepayment .................................................................16
Prospectus Supplement........................................................1
Rating Agencies.............................................................12
Ratings Effect..........................................................16, 25
Receivables ...........................................................1, 4, 5
Record Date .................................................................7
Registration Statement.......................................................2
Relief Act .............................................................17, 41
Remittance Period............................................................7
Residual Interest............................................................8
Rule of 78s .............................................................9, 19
Rule of 78s Contracts.......................................................19
Rules ......................................................................27
Securities ..................................................................1
Securities Act...............................................................2
Security Insurer............................................................11
Securityholder..............................................................27
Securityholders..............................................................6
Senior Securities............................................................6
Servicer .................................................................1, 4
Servicer Default............................................................35
Servicing Agreement..........................................................5
Servicing Fee...............................................................32

Servicing Fee Rate..........................................................32
Simple Interest Contracts................................................9, 19
Stock Index ................................................................25
Stock Indexed Securities....................................................25
Strip Securities.............................................................6
Subordinate Securities.......................................................6
Terms and Conditions........................................................28
Transferor ..................................................................4
Trust ....................................................................1, 4
Trust Accounts..............................................................31

Trust Agreement..........................................................5, 30
Trust Property............................................................1, 4
Trustee .....................................................................5
Vehicles .................................................................1, 4
Vendors .....................................................................4
Accrual Securities...........................................................7
Additional Receivables......................................................11
Advanta .....................................................................4
APR ....................................................................10, 21
Cede .......................................................................11
CEDEL Participants..........................................................31
Certificateholders..........................................................36
Certificates..............................................................1, 4
Class .......................................................................1
Closing Date............................................................33, 34
Collection Account..........................................................34
Collectors .................................................................24
Commission ..................................................................2
Commodity Indexed Securities................................................29
Company .....................................................................4
Contracts ............................................................1, 4, 22
Cooperative ................................................................31
Credit Enhancement..........................................................18
Credit Enhancer.............................................................18
Currency Indexed Securities.................................................29
Dealers .....................................................................4
Debt Securities.............................................................13
Definitive Securities.......................................................32
Depositaries................................................................29
Direct Participants.........................................................18
Distribution Account........................................................34
DTC ........................................................................11
Eligible Deposit Account....................................................35
Eligible Institution........................................................35
Eligible Investments........................................................34
ERISA ......................................................................13
Euroclear Operator..........................................................31
Euroclear Participants......................................................31

Event of Default............................................................32
Exchange Act.............................................................2, 14
Face Amount ................................................................29
Finance Subsidiary..........................................................16
Fixed Income Securities......................................................6
Fixed Value Contracts...................................................10, 21
Forward Purchase Agreement..................................................33
FTC Rule ...................................................................44
Funding Period..............................................................33
Grantor Trust Securities....................................................13
Holder-in-Due-Course Rule...................................................44
Indenture ...................................................................5
Indenture Trustee............................................................5
Index ......................................................................28
Indexed Commodity...........................................................29
Indexed Currency............................................................28
Indexed Principal Amount....................................................28

Indexed Securities..........................................................28
Indirect Participants...................................................18, 29
Insolvency Event............................................................38
Insolvency Laws.............................................................16
Interest Rate.............................................................2, 6
Investment Company Act.......................................................8
Investment Earnings.........................................................35
Issuer ...............................................................1, 4, 20
Master Trust.................................................................8
Master Trust Agreement.......................................................8
Master Trust New Issuance...................................................27
Noteholders ................................................................36
Notes ....................................................................1, 4
Participants................................................................29
Partnership Interests.......................................................13
Pass-Through Rate............................................................2
Payment Date.................................................................7
Policy ...................................................................1, 5
Pool Balance................................................................25
Pool Factor ................................................................25
Pooling Agreement............................................................5
Pre-Funding Account.........................................................11
Pre-Funding Period..........................................................11
Prepayment .................................................................18
Prospectus Supplement........................................................1
Rating Agencies.............................................................14
Ratings Effect..........................................................18, 28
Receivables ...........................................................1, 4, 5
Record Date .................................................................7
Registration Statement.......................................................2
Relief Act .............................................................19, 45

Remittance Period............................................................7
Residual Interest............................................................8
Rule of 78s .............................................................9, 21
Rule of 78s Contracts.......................................................21
Rules ......................................................................30
Securities ..................................................................1
Securities Act...............................................................2
Security Insurer............................................................12
Securityholder..............................................................30
Securityholders..............................................................7
Senior Securities............................................................7
Servicer .................................................................1, 4
Servicer Default............................................................38
Servicing Agreement..........................................................5
Servicing Fee...............................................................36
Servicing Fee Rate..........................................................36
Simple Interest Contracts...............................................10, 21
Stock Index ................................................................29
Stock Indexed Securities....................................................29
Strip Securities.............................................................6
Subordinate Securities.......................................................7
Terms and Conditions........................................................31
Transferor ..................................................................4
Trust ....................................................................1, 4

Trust Accounts..............................................................34
Trust Agreement..........................................................5, 34
Trust Property............................................................1, 4
Trustee .....................................................................5
Vehicles .................................................................1, 4
Vendors .....................................................................4

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.

        SEC Filing Fee...................................$     303
        Trustee's Fees and Expenses*.....................    5,000
        Legal Fees and Expenses*.........................  212,500
        Accounting Fees and Expenses*....................   30,000
        Printing and Engraving Expenses*.................   35,000
        Blue Sky Qualification and Legal
          Investment Fees and Expenses*..................   10,000
        Rating Agency Fees*..............................   40,000
        Certificate Insurer's Fee*.......................   40,000
        Miscellaneous*...................................  200,000
                                                         ---------

             TOTAL....................................... $572,803

----------
*  Estimated in accordance with Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

            Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

            Section 8 of the Certificate of Incorporation of Advanta Auto Finance Corporation provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

            The forms of the Underwriting Agreement, filed as Exhibits 1.1 and
1.2 to this Registration Statement, provide that Advanta Auto Finance Corporation will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Advanta Auto Finance Corporation with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

            Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits.

      1.1   --Form of Underwriting Agreement - Notes.

      1.2   --Form of Underwriting Agreement - Certificates.

     *3.1   --Certificate of Incorporation of Advanta Auto Finance Corporation.

     *3.2   --By-Laws of Advanta Auto Finance Corporation.

      4.1   --Form of Indenture between the Trust and the Indenture Trustee.

      4.2   --Form of Indenture between the Sponsor and the Indenture Trustee.

      4.3   --Form of Pooling and Servicing Agreement.

      4.4   --Form of Trust Agreement.

      5.1   --Opinion of Dewey Ballantine with respect to validity.

      8.1   --Opinion of Dewey Ballantine with respect to tax matters.

     10.1   --Form of Receivables Acquisition Agreement.

     23.1 --Consents of Dewey Ballantine are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

     99.1   --Form of Prospectus Supplement - Certificates and Notes.

     99.2   --Form of Prospectus Supplement - Notes.

     99.3   --Form of Prospectus Supplement - Certificates.

     99.4   --Form of Prospectus Supplement - Master Trust.
----------
* To be filed by Amendment

Item 17.  Undertakings.

      A. Undertaking in respect of indemnification

            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

      B. Undertaking pursuant to Rule 415.

            The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      C. Undertaking pursuant to Rule 430A.

            The Registrant hereby undertakes:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the

Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, State of Pennsylvania on the 14th day of January, 1997.

                                    ADVANTA AUTO FINANCE CORPORATION

                                    By    /s/ David E. Plante
                                          ----------------------------
                                          David E. Plante
                                          President

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                       Title                    Date
       ---------                       -----                    ----

/s/ David E. Plante          Director and President          January 14, 1997
---------------------------  (Principal Executive Officer)
      David E. Plante

                             Vice President and Treasurer    January 14, 1997
                             (Principal Financial Officer
/s/ Mark T. Dunsheath        and Principal Accounting
---------------------------  Officer)
      Mark T. Dunsheath


/s/ Milton Riseman           Director and Chairman of the    January 14, 1997
---------------------------  Board of Directors
      Milton Riseman

/s/ Richard A. Greenawalt    Director and Executive Vice     January 14, 1997
---------------------------  President, Consumer Finance
      Richard A. Greenawalt
================================================================================

                                 EXHIBIT INDEX

--------------------------------------------------------------------------------

 Exhibit   Description of Documents

--------------------------------------------------------------------------------

   1.1     Form of Underwriting Agreement - Notes.

--------------------------------------------------------------------------------

   1.2     Form of Underwriting Agreement - Certificates.

--------------------------------------------------------------------------------

  *3.1     Certificate of Incorporation of Advanta Auto Finance Corporation.

--------------------------------------------------------------------------------

  *3.2     By-Laws of Advanta Auto Finance Corporation.

--------------------------------------------------------------------------------

   4.1     Form of Indenture between the Trust and the Indenture Trustee.

--------------------------------------------------------------------------------

   4.2     Form of Indenture between the Sponsor and the Indenture Trustee.

--------------------------------------------------------------------------------

   4.3     Form of Pooling and Servicing Agreement.

--------------------------------------------------------------------------------

   4.4     Form of Trust Agreement.

--------------------------------------------------------------------------------

   5.1     Opinion of Dewey Ballantine with respect to validity.

--------------------------------------------------------------------------------

   8.1     Opinion of Dewey Ballantine with respect to tax matters.

--------------------------------------------------------------------------------

  10.1     Form of Receivables Acquisition Agreement.

--------------------------------------------------------------------------------


  23.1 Consents of Dewey Ballantine are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

--------------------------------------------------------------------------------

  99.1     Form of Prospectus Supplement - Certificates and Notes.

--------------------------------------------------------------------------------

  99.2     Form of Prospectus Supplement - Notes.

--------------------------------------------------------------------------------

  99.3     Form of Prospectus Supplement - Certificates.

--------------------------------------------------------------------------------

  99.4     Form of Prospectus Supplement - Master Trust.

================================================================================
* To be filed by Amendment